The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Andrew F. Gossard, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Second-Quarter 2026 Results

Cincinnati, July 27, 2026 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•Second-quarter 2026 net income of $1.255 billion, or $8.05 per share, compared with $685 million, or $4.34 per share, in the second quarter of 2025, after recognizing an $882 million second-quarter 2026 after-tax increase in the fair value of equity securities still held.
•Second-quarter 2026 non-GAAP operating income* of $224 million, or $1.43 per share, compared with $311 million, or $1.97 per share, in the second quarter of last year. The decrease of $87 million included an unfavorable effect of $61 million from an increase in after-tax catastrophe losses.
•$570 million increase in second-quarter 2026 net income, compared with second-quarter 2025, including the effects of after-tax net increases of $657 million from net investment gains and $28 million from investment income, partially offset by a decrease of $115 million from property casualty underwriting profit.
•$108.64 book value per share at June 30, 2026, up $6.29 since year-end.
•8.0% value creation ratio for the first six months of 2026, compared with 4.6% for the same period of 2025.

Financial Highlights

(Dollars in millions, except per share data)	Three months ended June 30,			Six months ended June 30,
	2026	2025	% Change	2026	2025	% Change
Revenue Data
Earned premiums	$2,635	$2,480	6	$5,239	$4,824	9
Investment income, net of expenses	319	285	12	637	565	13
Total revenues	4,274	3,248	32	7,137	5,814	23
Income Statement Data
Net income	$1,255	$685	83	$1,529	$595	157
Investment gains and losses, after-tax	1,031	374	176	975	321	204
Non-GAAP operating income*	$224	$311	(28)	$554	$274	102
Per Share Data (diluted)
Net income	$8.05	$4.34	85	$9.78	$3.77	159
Investment gains and losses, after-tax	6.62	2.37	179	6.24	2.03	207
Non-GAAP operating income*	$1.43	$1.97	(27)	$3.54	$1.74	103

Book value				$108.64	$91.46	19
Cash dividend declared	$0.94	$0.87	8	$1.88	$1.74	8
Diluted weighted average shares outstanding	155.7	157.8	(1)	156.3	157.8	(1)

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures section defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 2Q26 Release 1

Insurance Operations Highlights
•100.8% second-quarter 2026 property casualty combined ratio, increased from 94.9% for the second quarter of 2025.
•3% growth in second-quarter net written premiums, including price increases, premium growth initiatives and a higher level of insured exposures.
•$353 million second-quarter 2026 property casualty new business written premiums, down 13%. Agencies appointed since the beginning of 2025 contributed $31 million or 9% of total new business written premiums.
•$30 million second-quarter 2026 life insurance subsidiary net income, up $4 million compared with the second quarter of 2025, and 5% growth in second-quarter 2026 term life insurance earned premiums.
Investment and Balance Sheet Highlights
•12% or $34 million increase in second-quarter 2026 pretax investment income, including a 14% increase in bond interest income and a 3% increase in stock portfolio dividends.
•Three-month increase of 4% in fair value of total investments at June 30, 2026, including a 2% increase for the bond portfolio and a 5% increase for the stock portfolio.
•$5.689 billion parent company cash and marketable securities at June 30, 2026, up 2% from year-end 2025.

Investment Income Leads Second-Quarter Profits
Stephen M. Spray, president and chief executive officer, commented: “Investment income increased nicely, producing our main source of profits in the second quarter and bringing our total non-GAAP operating income to $554 million for the first half of the year.

“Turning to our insurance business, elevated catastrophe losses played a large part in an uptick in our combined ratio, coming in just shy of breakeven at 100.8% for the quarter. While not the result of any single storm, our field and headquarters claims associates have been busy, bringing compassion and expertise to our agents and policyholders across the country and close to home. Ohio was particularly impacted by bad weather this Spring with catastrophe losses reaching nearly four times higher than our 5-year second-quarter average for the state.

“On a six-month basis, we recorded a profitable 98.2% combined ratio. We are optimistic that further maturing of our plans to increase both product and geographic diversification will continue to help mute the impacts of catastrophe losses in any one quarter.”
Focused on Outstanding Service and Pricing Discipline
“Consolidated net written premiums for the quarter and the first half of the year increased 3% and 5%, respectively. When market competition increases, our hallmark of personal service combines with data-driven analytics to support the ability of our agents to successfully retain their best clients.

“The power of segmentation in this market isn’t simply about knowing when to walk away from an account that is underpriced in our view. It’s also important that we work with our agents to offer advanced renewal quotes on accounts we believe are adequately priced.
“To help keep our pipeline of opportunities full, we continue to appoint new agencies in geographies where we see the best prospects for profitable growth. So far this year, we’ve appointed more than 200 agencies. With total agency relationships still under 3,000, we have a lot of runway to fuel growth without dampening the exclusivity of a Cincinnati contract that our current agents enjoy.”
Book Value Reaches New Record
“At June 30, our book value again reached a record high, increasing 6% since December 31, 2025, to $108.64. Consolidated cash and total investments also reached a new high, nearly eclipsing $35 billion.

“Our ample capital allows us to execute on our long-term strategies and, at the same time, pay dividends to shareholders. Our value creation ratio, which considers the dividends we pay as well as growth in book value, was 8.0% for the first half of 2026.”
                                             CINF 2Q26 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2026	2025	% Change	2026	2025	% Change
Earned premiums	$2,548	$2,397	6	$5,067	$4,661	9
Fee revenues	3	3	0	7	7	0
Total revenues	2,551	2,400	6	5,074	4,668	9

Loss and loss expenses	1,808	1,587	14	3,475	3,474	0
Underwriting expenses	761	685	11	1,502	1,364	10
Underwriting profit (loss)	$(18)	$128	nm	$97	$(170)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	71.0%	66.3%	4.7	68.6%	74.5%	(5.9)
Underwriting expenses	29.8	28.6	1.2	29.6	29.3	0.3
Combined ratio	100.8%	94.9%	5.9	98.2%	103.8%	(5.6)

			% Change			% Change
Agency renewal written premiums	$2,254	$2,135	6	$4,299	$4,047	6
Agency new business written premiums	353	404	(13)	692	787	(12)
Other written premiums	218	194	12	502	394	27
Net written premiums	$2,825	$2,733	3	$5,493	$5,228	5

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	58.3%	56.5%	1.8	58.2%	58.4%	(0.2)
Current accident year catastrophe losses	14.4	12.4	2.0	12.8	19.4	(6.6)
Prior accident years before catastrophe losses	(1.8)	(2.4)	0.6	(2.2)	(2.3)	0.1
Prior accident years catastrophe losses	0.1	(0.2)	0.3	(0.2)	(1.0)	0.8
Loss and loss expense ratio	71.0%	66.3%	4.7	68.6%	74.5%	(5.9)

Current accident year combined ratio before catastrophe losses	88.1%	85.1%	3.0	87.8%	87.7%	0.1

•$92 million or 3 percent growth of second-quarter 2026 property casualty net written premiums, reflecting premium growth initiatives, price increases and a higher level of insured exposures. The contribution to second-quarter growth from Cincinnati Re® and Cincinnati Global Underwriting Ltd.SM in total was approximately 1 percentage point.
•$51 million decrease in second-quarter 2026 new business premiums written by agencies, due to our personal lines insurance segment. The $51 million decrease included a $18 million increase in production from agencies appointed since the beginning of 2025.
•220 new agency appointments in the first six months of 2026, including 36 that market only our personal lines products.
•5.9 percentage-point second-quarter 2026 combined ratio increase, including an increase of 2.3 points for losses from catastrophes.
•5.6 percentage-point six-month 2026 combined ratio improvement, including a decrease of 5.8 points from lower catastrophe losses.
•1.7 percentage-point second-quarter 2026 benefit from favorable prior accident year reserve development of $42 million, compared with 2.6 points or $63 million for second-quarter 2025.
•2.4 percentage-point six-month 2026 benefit from favorable prior accident year reserve development, compared with 3.3 points for the first six months of 2025.
•0.2 percentage-point improvement in the six-month 2026 ratio for current accident year loss and loss expenses before catastrophes.
•0.3 percentage-point increase in the underwriting expense ratio for the first six months of 2026, compared with the same period of 2025.
                                             CINF 2Q26 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2026	2025	% Change	2026	2025	% Change
Earned premiums	$1,251	$1,212	3	$2,492	$2,391	4
Fee revenues	1	—	nm	2	2	0
Total revenues	1,252	1,212	3	2,494	2,393	4

Loss and loss expenses	910	767	19	1,757	1,502	17
Underwriting expenses	391	358	9	768	707	9
Underwriting profit (loss)	$(49)	$87	nm	$(31)	$184	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	72.8%	63.3%	9.5	70.5%	62.8%	7.7
Underwriting expenses	31.3	29.6	1.7	30.8	29.6	1.2
Combined ratio	104.1%	92.9%	11.2	101.3%	92.4%	8.9

			% Change			% Change
Agency renewal written premiums	$1,146	$1,116	3	$2,330	$2,268	3
Agency new business written premiums	208	200	4	413	403	2
Other written premiums	(27)	(26)	(4)	(57)	(56)	(2)
Net written premiums	$1,327	$1,290	3	$2,686	$2,615	3

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	62.2%	59.6%	2.6	62.5%	60.3%	2.2
Current accident year catastrophe losses	12.0	7.2	4.8	10.8	6.1	4.7
Prior accident years before catastrophe losses	(1.3)	(3.3)	2.0	(2.7)	(2.9)	0.2
Prior accident years catastrophe losses	(0.1)	(0.2)	0.1	(0.1)	(0.7)	0.6
Loss and loss expense ratio	72.8%	63.3%	9.5	70.5%	62.8%	7.7

Current accident year combined ratio before catastrophe losses	93.5%	89.2%	4.3	93.3%	89.9%	3.4

•$37 million or 3% growth in second-quarter 2026 commercial lines net written premiums, primarily due to higher agency renewal premiums. Three percent growth in six-month net written premiums.
•$30 million or 3% increase in second-quarter renewal written premiums, with commercial lines average renewal pricing increases near the high end of the low-single-digit percent range.
•$8 million or 4% increase in second-quarter 2026 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•11.2 percentage-point second-quarter 2026 combined ratio increase, including an increase of 4.9 points for losses from catastrophes.
•8.9 percentage-point six-month 2026 combined ratio increase, including an increase of 5.3 points from higher catastrophe losses.
•1.4 percentage-point second-quarter 2026 benefit from favorable prior accident year reserve development of $17 million, compared with 3.5 points or $42 million for second-quarter 2025.
•2.8 percentage-point six-month 2026 benefit from favorable prior accident year reserve development, compared with 3.6 points for the first six months of 2025.
                                             CINF 2Q26 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2026	2025	% Change	2026	2025	% Change
Earned premiums	$880	$804	9	$1,753	$1,502	17
Fee revenues	1	2	(50)	3	3	0
Total revenues	881	806	9	1,756	1,505	17

Loss and loss expenses	638	598	7	1,245	1,444	(14)
Underwriting expenses	242	222	9	480	432	11
Underwriting profit (loss)	$1	$(14)	nm	$31	$(371)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	72.4%	74.4%	(2.0)	71.0%	96.1%	(25.1)
Underwriting expenses	27.5	27.6	(0.1)	27.4	28.8	(1.4)
Combined ratio	99.9%	102.0%	(2.1)	98.4%	124.9%	(26.5)

			% Change			% Change
Agency renewal written premiums	$943	$866	9	$1,669	$1,500	11
Agency new business written premiums	78	141	(45)	154	268	(43)
Other written premiums	(31)	(27)	(15)	(58)	(116)	50
Net written premiums	$990	$980	1	$1,765	$1,652	7

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	52.3%	51.3%	1.0	52.8%	56.9%	(4.1)
Current accident year catastrophe losses	21.4	25.4	(4.0)	19.2	41.7	(22.5)
Prior accident years before catastrophe losses	(2.1)	(0.7)	(1.4)	(1.3)	(0.8)	(0.5)
Prior accident years catastrophe losses	0.8	(1.6)	2.4	0.3	(1.7)	2.0
Loss and loss expense ratio	72.4%	74.4%	(2.0)	71.0%	96.1%	(25.1)

Current accident year combined ratio before catastrophe losses	79.8%	78.9%	0.9	80.2%	85.7%	(5.5)

•$10 million or 1% growth in second-quarter 2026 personal lines net written premiums, including higher agency renewal written premiums that benefited from rate increases in the high-single-digit percent range, partially offset by lower new business premiums and policy retention in the upper-80% range that reflect pricing discipline. Seven percent growth in six-month net written premiums.
•$63 million or 45% decrease in second-quarter 2026 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•2.1 percentage-point second-quarter 2026 combined ratio improvement, including a decrease of 1.6 points for losses from catastrophes.
•26.5 percentage-point six-month 2026 combined ratio improvement, including a decrease of 20.5 points from lower catastrophe losses.
•1.3 percentage-point second-quarter 2026 favorable prior accident year reserve development of $11 million, compared with 2.3 points or $19 million for second-quarter 2025.
•1.0 percentage-point six-month 2026 benefit from favorable prior accident year reserve development, compared with 2.5 points for the first six months of 2025.
                                             CINF 2Q26 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2026	2025	% Change	2026	2025	% Change
Earned premiums	$189	$174	9	$369	$336	10
Fee revenues	1	1	0	2	2	0
Total revenues	190	175	9	371	338	10

Loss and loss expenses	118	110	7	228	209	9
Underwriting expenses	53	49	8	103	93	11
Underwriting profit	$19	$16	19	$40	$36	11

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	62.5%	63.5%	(1.0)	61.8%	62.3%	(0.5)
Underwriting expenses	28.0	27.6	0.4	28.1	27.5	0.6
Combined ratio	90.5%	91.1%	(0.6)	89.9%	89.8%	0.1

			% Change			% Change
Agency renewal written premiums	$165	$153	8	$300	$279	8
Agency new business written premiums	67	63	6	125	116	8
Other written premiums	(13)	(14)	7	(24)	(25)	4
Net written premiums	$219	$202	8	$401	$370	8

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	64.6%	64.9%	(0.3)	64.6%	65.2%	(0.6)
Current accident year catastrophe losses	0.9	1.6	(0.7)	1.0	1.2	(0.2)
Prior accident years before catastrophe losses	(2.9)	(2.7)	(0.2)	(3.5)	(3.8)	0.3
Prior accident years catastrophe losses	(0.1)	(0.3)	0.2	(0.3)	(0.3)	0.0
Loss and loss expense ratio	62.5%	63.5%	(1.0)	61.8%	62.3%	(0.5)

Current accident year combined ratio before catastrophe losses	92.6%	92.5%	0.1	92.7%	92.7%	0.0

•$17 million or 8% growth in second-quarter 2026 excess and surplus lines net written premiums, including higher agency renewal written premiums that benefited from price increases averaging in the low-single-digit percent range. Eight percent growth in six-month net written premiums.
•$4 million or 6% increase in second-quarter 2026 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•0.6 percentage-point second-quarter 2026 combined ratio improvement and an increase of 0.1 points in the six-month 2026 combined ratio, largely due to lower ratios for current accident year loss and loss expenses including catastrophe losses, partially offset by higher ratios for underwriting expenses.
•3.0 percentage-point second-quarter 2026 benefit from favorable prior accident year reserve development of $6 million, compared with 3.0 points or $5 million for second-quarter 2025.
•3.8 percentage-point six-month 2026 benefit from favorable prior accident year reserve development, compared with 4.1 points for the first six months of 2025.

                                             CINF 2Q26 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2026	2025	% Change	2026	2025	% Change
Term life insurance	$64	$61	5	$125	$118	6
Whole life insurance	13	13	0	27	26	4
Universal life and other	10	9	11	20	19	5
Earned premiums	87	83	5	172	163	6
Investment income, net of expenses	54	49	10	108	99	9
Investment gains and losses, net	(1)	(4)	75	(1)	(5)	80
Fee revenues	2	2	0	3	3	0
Total revenues	142	130	9	282	260	8
Contract holders’ benefits incurred	79	73	8	163	154	6
Underwriting expenses incurred	25	24	4	48	47	2
Total benefits and expenses	104	97	7	211	201	5
Net income before income tax	38	33	15	71	59	20
Income tax provision	8	7	14	15	12	25
Net income of the life insurance subsidiary	$30	$26	15	$56	$47	19

•$4 million increase in second-quarter 2026 earned premiums, including a 5% increase for term life insurance, our largest life insurance product line.
•$9 million increase in six-month 2026 life insurance subsidiary net income, primarily due to more favorable mortality experience, increased investment income and increased earned premiums, partially offset by less favorable impacts from the unlocking of interest rate and other actuarial assumptions.
•$23 million or 2% six-month 2026 increase, to $1.490 billion, in GAAP shareholders’ equity for the life insurance subsidiary, primarily from net income that was partially offset by an increase in unrealized investment losses on fixed-maturity securities.
                                             CINF 2Q26 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2026	2025	% Change	2026	2025	% Change
Investment income, net of expenses	$319	$285	12	$637	$565	13
Investment interest credited to contract holders	(33)	(31)	(6)	(65)	(63)	(3)
Investment gains and losses, net	1,308	473	177	1,238	406	205
Investments profit	$1,594	$727	119	$1,810	$908	99

Investment income:
Interest	$244	$214	14	$479	$424	13
Dividends	72	70	3	148	137	8
Other	8	5	60	20	12	67
Less investment expenses	5	4	25	10	8	25
Investment income, pretax	319	285	12	637	565	13
Less income taxes	55	49	12	110	97	13
Total investment income, after-tax	$264	$236	12	$527	$468	13

Investment returns:
Average invested assets plus cash and cash equivalents	$34,421	$30,500		$34,313	$30,468
Average yield pretax	3.71%	3.74%		3.71%	3.71%
Average yield after-tax	3.07	3.10		3.07	3.07
Effective tax rate	17.4	17.2		17.3	17.2
Fixed-maturity returns:
Average amortized cost	$19,209	$17,372		$18,938	$17,334
Average yield pretax	5.08%	4.93%		5.06%	4.89%
Average yield after-tax	4.14	4.02		4.12	4.00
Effective tax rate	18.5	18.4		18.5	18.3

•$34 million or 12% rise in second-quarter 2026 pretax investment income, including a 14% increase in interest income from fixed-maturity securities and a 3% increase in equity portfolio dividends.
•$1.382 billion in second-quarter 2026 pretax total investment gains, summarized in the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Investment gains and losses on equity securities sold, net	$183	$(1)	$223	$(3)
Unrealized gains and losses on equity securities still held, net	1,117	481	1,006	411
Investment gains and losses on fixed-maturity securities, net	5	(12)	5	(14)
Other	3	5	4	12
Subtotal - investment gains and losses reported in net income	1,308	473	1,238	406
Change in unrealized investment gains and losses - fixed maturities and short-term	74	28	(146)	95
Total	$1,382	$501	$1,092	$501

                                             CINF 2Q26 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At June 30,	At December 31,
	2026	2025
Total investments	$33,153	$31,783
Total assets	43,231	41,002
Short-term debt	17	25
Long-term debt	791	790
Shareholders’ equity	16,671	15,911
Book value per share	108.64	102.35
Debt-to-total-capital ratio	4.6%	4.9%

•$34.903 billion in consolidated cash and total investments at June 30, 2026, an increase of 5% from $33.214 billion at year-end 2025.
•$18.954 billion bond portfolio at June 30, 2026, with an average rating of A2/A. Fair value increased $409 million during the second quarter of 2026, including $316 million in net purchases of fixed-maturity securities.
•$13.194 billion equity portfolio was 39.8% of total investments, including $8.907 billion in appreciated value before taxes at June 30, 2026. Second-quarter 2026 increase in fair value of $625 million, including $678 million in net sales of equity securities.
•$7.04 second-quarter 2026 increase in book value per share, including an addition of $1.46 of net income before investment gains, $7.09 from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities, partially offset by $0.57 for other items and $0.94 from dividends declared to shareholders.
•Value creation ratio of 8.0% for the first six months of 2026, including 3.5% from net income before investment gains, which includes underwriting and investment income, and 6.2% from investment gains for equity securities, partially offset by 0.7% from changes in unrealized gains for fixed-maturity securities and 1.0% for other items.

For additional information or to register for our conference call webcast, please visit investors.cinfin.com.
About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 2Q26 Release 9

Safe Harbor Statement
Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by forward-looking statements. Any forward-looking statements contained herein, are based upon our current estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “seek,” “expect,” “will,” “should,” “could,” “might,” “anticipate,” “believe,” “estimate,” “intend,” “likely,” “future,” or other similar expressions. Forward-looking statements speak only as of the date they were made; we assume no obligation to update such statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not limited to:

Insurance-Related Risks
•Risks and uncertainties associated with our loss reserves or actual claim costs exceeding reserves
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance
•Unusually high levels of catastrophe losses due to risk concentrations or changes in weather patterns, environmental events, war or political unrest, terrorism incidents, cyberattacks, civil unrest or other causes; and our ability to manage catastrophe risk
•Risks associated with analytical models in key areas such as underwriting, pricing, capital management, reserving, investments, reinsurance, and catastrophe risk management
•Inadequate estimates or assumptions, or reliance on third-party data used for critical accounting estimates
•Events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth
•Mergers, acquisitions, and other consolidations of agencies that result in a concentration of a significant amount of premium in one agency or agency group and/or alter our competitive advantages
•Our inability to manage business opportunities, growth prospects, and expenses for our ongoing operations
•Changing consumer insurance-buying habits
•The inability to obtain adequate ceded reinsurance on acceptable terms, for acceptable amounts, and from financially strong reinsurers; and the potential for nonpayment or delay in payment by reinsurers
•Domestic and global events, such as the wars in Ukraine and in the Middle East, future pandemics, inflationary trends, changes in U.S. trade and tariff policy, and disruptions in the banking and financial services industry, resulting in insurance losses, capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
◦Securities market disruption or volatility and related effects such as decreased economic activity and continued supply chain disruptions that affect our investment portfolio and book value
◦Significant or prolonged decline in the fair value of securities and impairment of the assets
◦Significant decline in investment income due to reduced or eliminated dividend payouts from securities
◦Significant rise in losses from surety or director and officer policies written for financial institutions or other insured entities or in losses from policies written by Cincinnati Re or Cincinnati Global
◦An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
◦Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
◦The inability of our workforce, agencies, or vendors to perform necessary business functions

Financial, Economic, and Investment Risks
•Declines in overall stock market values negatively affecting our equity portfolio and book value
•Downgrades in our financial strength ratings
•Interest rate fluctuations or other factors that could significantly affect:
◦Our ability to generate growth in investment income
◦Values of our fixed-maturity investments and accounts in which we hold bank-owned life insurance contract assets
◦Our traditional life policy reserves
•Economic volatility and illiquidity associated with our alternative investments in private equity, private credit, real property, and limited partnerships
                                             CINF 2Q26 Release 10

•Failure to comply with covenants and other requirements under our credit facilities, senior debt, and other debt obligations
•Recession, prolonged elevated inflation, or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•The inability of our subsidiaries to pay dividends consistent with current or past levels impacting our ability to pay shareholder dividends or repurchase shares

General Business, Technology, and Operational Risks
•Ineffective information technology systems or failing to develop and implement improvements in technology
•Difficulties with technology or data security breaches, including cyberattacks, could negatively affect our, or our agents’, ability to conduct business; disrupt our relationships with agents, policyholders, and others; cause reputational damage, mitigation expenses, data loss, and expose us to liability
•Difficulties with our operations and technology that may negatively impact our ability to conduct business, including cloud-based data information storage, data security, remote working capabilities, and/or outsourcing relationships and third-party operations and data security
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing models and methods, including usage-based insurance methods, automation, artificial intelligence, or technology projects and enhancements expected to increase our efficiency, pricing accuracy, underwriting profit, and competitiveness
•Intense competition, and the impact of innovation, emerging technologies, artificial intelligence and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our business volumes and profitability
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that the segment could not achieve sustainable profitability
•Unforeseen departure of certain executive officers or other key employees that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Our inability, or the inability of our independent agents, to attract and retain personnel
•Events, such as a pandemic, an epidemic, natural catastrophe, or terrorism, which could hamper our ability to assemble our workforce, work effectively in a remote environment, or other failures of business continuity or disaster recovery programs

Regulatory, Compliance, and Legal Risks
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
◦Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
◦Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules, and regulations
◦Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
◦Increase assessments for guaranty funds, other insurance‑related assessments, or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
◦Increase our provision for federal income taxes due to changes in tax laws, regulations, or interpretations
◦Increase other expenses
◦Limit our ability to set fair, adequate, and reasonable rates
◦Restrict our ability to cancel policies
◦Impose new underwriting standards
◦Place us at a disadvantage in the marketplace
◦Restrict our ability to execute our business model, including the way we compensate agents
                                             CINF 2Q26 Release 11

•Adverse outcomes from litigation, environmental claims, mass torts or administrative proceedings, including effects of social inflation and third-party litigation funding on the size and frequency of litigation awards
•Events or actions, including unauthorized intentional circumvention of controls, which reduce our future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•Effects of changing social, global, economic, and regulatory environments
•Additional measures affecting corporate financial reporting and governance that can affect the market value of our common stock

Risks and uncertainties are further discussed in other filings with the Securities and Exchange Commission, including our 2025 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 30.

* * *
                                             CINF 2Q26 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)			June 30,	December 31,
			2026	2025
Assets
Investments			$33,153	$31,783
Cash and cash equivalents			1,750	1,431
Premiums receivable			3,546	3,142
Reinsurance recoverable			633	655
Deferred policy acquisition costs			1,442	1,344
Other assets			2,707	2,647
Total assets			$43,231	$41,002

Liabilities
Insurance reserves			$15,465	$14,499
Unearned premiums			5,724	5,254
Deferred income tax			1,861	1,833
Long-term debt and lease obligations			859	861
Other liabilities			2,651	2,644
Total liabilities			26,560	25,091

Shareholders’ Equity
Common stock and paid-in capital			1,979	1,958
Retained earnings			17,958	16,719
Accumulated other comprehensive loss			(135)	(34)
Treasury stock			(3,131)	(2,732)
Total shareholders' equity			16,671	15,911
Total liabilities and shareholders' equity			$43,231	$41,002

(Dollars in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenues
Earned premiums	$2,635	$2,480	$5,239	$4,824
Investment income, net of expenses	319	285	637	565
Investment gains and losses, net	1,308	473	1,238	406
Other revenues	12	10	23	19
Total revenues	4,274	3,248	7,137	5,814

Benefits and Expenses
Insurance losses and contract holders' benefits	1,887	1,660	3,638	3,628
Underwriting, acquisition and insurance expenses	786	709	1,550	1,411
Interest expense	14	14	27	27
Other operating expenses	11	10	20	21
Total benefits and expenses	2,698	2,393	5,235	5,087

Income Before Income Taxes	1,576	855	1,902	727

Provision for Income Taxes	321	170	373	132

Net Income	$1,255	$685	$1,529	$595

Per Common Share:
Net income — basic	$8.14	$4.38	$9.88	$3.81
Net income — diluted	8.05	4.34	9.78	3.77

                                             CINF 2Q26 Release 13

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at investors.cinfin.com.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 2Q26 Release 14

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net income	$1,255	$685	$1,529	$595
Less:
Investment gains and losses, net	1,308	473	1,238	406
Income tax on investment gains and losses	(277)	(99)	(263)	(85)
Investment gains and losses, after-tax	1,031	374	975	321
Non-GAAP operating income	$224	$311	$554	$274

Diluted per share data:
Net income	$8.05	$4.34	$9.78	$3.77
Less:
Investment gains and losses, net	8.40	3.00	7.92	2.57
Income tax on investment gains and losses	(1.78)	(0.63)	(1.68)	(0.54)
Investment gains and losses, after-tax	6.62	2.37	6.24	2.03
Non-GAAP operating income	$1.43	$1.97	$3.54	$1.74

Life Insurance Reconciliation

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net income of the life insurance subsidiary	$30	$26	$56	$47
Investment gains and losses, net	(1)	(4)	(1)	(5)
Income tax on investment gains and losses	—	(1)	—	(1)
Non-GAAP operating income	31	29	57	51

Investment income, net of expenses	(54)	(49)	(108)	(99)
Investment interest credited to contract holders	33	31	65	63
Income tax excluding tax on investment gains and losses, net	8	8	15	13
Life insurance segment profit	$18	$19	$29	$28

                                             CINF 2Q26 Release 15

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended June 30, 2026
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$2,825	$1,327	$990	$219	$289
Unearned premiums change	(277)	(76)	(110)	(30)	(61)
Earned premiums	$2,548	$1,251	$880	$189	$228

Underwriting profit (loss)	$(18)	$(49)	$1	$19	$11

(Dollars in millions)	Six months ended June 30, 2026
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$5,493	$2,686	$1,765	$401	$641
Unearned premiums change	(426)	(194)	(12)	(32)	(188)
Earned premiums	$5,067	$2,492	$1,753	$369	$453

Underwriting profit (loss)	$97	$(31)	$31	$40	$57

(Dollars in millions)	Three months ended June 30, 2025
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$2,733	$1,290	$980	$202	$261
Unearned premiums change	(336)	(78)	(176)	(28)	(54)
Earned premiums	$2,397	$1,212	$804	$174	$207

Underwriting profit (loss)	$128	$87	$(14)	$16	$39

(Dollars in millions)	Six months ended June 30, 2025
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$5,228	$2,615	$1,652	$370	$591
Unearned premiums change	(567)	(224)	(150)	(34)	(159)
Earned premiums	$4,661	$2,391	$1,502	$336	$432

Underwriting profit (loss)	$(170)	$184	$(371)	$36	$(19)

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. *Included in Other are the results of Cincinnati Re and Cincinnati Global.

                                             CINF 2Q26 Release 16

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Value creation ratio:
End of period book value*	$108.64	$91.46	$108.64	$91.46
Less beginning of period book value	101.60	87.78	102.35	89.11
Change in book value	7.04	3.68	6.29	2.35
Dividend declared to shareholders	0.94	0.87	1.88	1.74
Total value creation	$7.98	$4.55	$8.17	$4.09

Value creation ratio from change in book value**	7.0%	4.2%	6.2%	2.6%
Value creation ratio from dividends declared to shareholders***	0.9	1.0	1.8	2.0
Value creation ratio	7.9%	5.2%	8.0%	4.6%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 2Q26 Release 17